UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

Synergy Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2010, the Board of Directors of Synergy Pharmaceuticals, Inc. approved a resolution amending its amended and restated bylaws by deleting Article VIII, Section 1 in its entirety and replacing such provision with the following:

“Issue of Certificates; Book-Entry System.

The Board of Directors may make such additional rules and regulations, not inconsistent with the Bylaws or the Articles of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.  Further, the corporation may participate in one or more systems under which certificates for shares of stock are replaced by electronic book-entry pursuant to such rules, terms and conditions as the Board of Directors may approve and subject to applicable law, notwithstanding any provisions to the contrary set forth in this Article.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2010

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer